Exhibit (j)(3)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Matters” in Post-Effective Amendment No. 68 to the Registration Statement on Form N-1A of Brookfield Investment Funds as filed with the Securities and Exchange Commission on or about April 29, 2022.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

April 29, 2022